Exhibit 32

COGENCO INTERNATIONAL, INC.

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

     To my knowledge: the annual report on Form 10-KSB for the period ended March 31, 2008, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Cogenco International, Inc. for the periods presented.

June 30, 2008

/s/ David Brenman_______________ David W. Brenman, Chief Executive Officer and Chief Financial Officer